UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 31, 2005, the Board of Directors approved amendments to the Plains All American 2001 Performance Option Plan (the “Option Plan”) pursuant to which any options granted after the effectiveness of such amendment would be required to be exercised in the year in which such options vested, if the exercise price at the time of grant or at any time subsequent is less than the fair market value of the underlying unit as of the date of grant.  The Board also approved adjustments to the terms of all unvested, outstanding options under the Option Plan to require the exercise of such options in the year in which such options vest.  Because the units underlying the Option Plan were contributed to the general partner by certain of its owners, the Partnership will have no obligation to reimburse the general partner for the cost of the units upon exercise of the options.

On March 31, 2005, the Board of Directors approved the grant of options under the Option Plan as amended to George R. Coiner (30,000 units) and W. David Duckett (15,000 units).  Grant letters for such options will be issued substantially in the form attached as an Exhibit to this report.

Also attached as Exhibits to this report are forms of grant letter to be used under our 2005 Long-Term Incentive Plan (LTIP). Grant letters substantially in these forms will be issued to evidence the LTIP awards previously reported in the Current Report on Form 8-K filed February 23, 2005.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Form of Option Grant Letter

10.2                           Form of LTIP Grant Letter—Armstrong/Pefanis

10.3                           Form of LTIP Grant Letter –executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: April 1, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ TIM MOORE
Name: Tim Moore
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Option Grant Letter
10.2	Form of LTIP Grant Letter—Armstrong/Pefanis
10.3	Form of LTIP Grant Letter –executive officers